Exhibit 10.3

EXECUTED VERSION

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of the 21st day of February, 2021, and shall be effective as of the Effective Time, by and among Fortress Value Acquisition Corp. II, a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto and any additional investor that becomes a party to this Agreement in accordance with Section 4.1.

RECITALS

WHEREAS, the Company and Wilco Holdco, Inc., a Delaware corporation (“Legacy ATI”), are party to that certain Agreement and Plan of Merger, dated as of February 21, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Legacy ATI, and FVAC Merger Corp. II, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Legacy ATI, with Legacy ATI being the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, as a result of the consummation of the transactions contemplated by the Merger Agreement, the Advent Stockholders will become stockholders of the Company and will cease to be stockholders of Legacy ATI; and

WHEREAS, contemporaneously with the execution and delivery of the Merger Agreement, the parties hereto desire to enter into this Agreement, to be effective upon the Effective Time.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Advent Director” shall mean an individual elected to the Board of Directors that has been designated, nominated or appointed by the Advent Stockholders pursuant to this Agreement. For the avoidance of doubt, the “Advent Designated Directors” shall be deemed to have been designated, nominated or appointed, as applicable, by the Advent Stockholders pursuant to this Agreement.

“Advent Stockholders” shall mean the Advent Stockholders listed on Schedule A, together with their respective successors and any Permitted Transferee that becomes a party hereto pursuant to Section 4.1.

“Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; provided, that “Affiliate” with respect to the Advent Stockholders shall not include the Company or its Subsidiaries. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Governance Rules” means applicable federal and state securities Law and the rules of the NYSE relating to the Board and the corporate governance of the Company, including, without limitation, Rule 10A-3 of the Exchange Act and Rule 303A of the NYSE Listed Company Manual.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act. For the avoidance of doubt, the beneficial ownership of the Advent Stockholders shall be aggregated together along with the beneficial ownership of their Affiliates.

“Certificate of Incorporation” shall mean the Acquiror A&R Charter (as defined in the Merger Agreement) as in effect upon the Filing and thereafter from time to time amended in accordance with the terms hereof and thereof and pursuant to applicable Law.

“Common Stock” shall mean Class A Common Stock, par value $0.0001 per share, of the Company.

“Company Shares” shall mean shares of Common Stock and any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of Common Stock, including options and warrants.

“Disqualified Director” means any Person prohibited or disqualified from serving as a Director of the Company pursuant to any rule or regulation of the SEC or the rules of the securities exchange on which the Company’s securities are listed or by applicable Law.

“Director” shall mean a member of the Board of Directors of the Company.

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing” shall mean the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

“Governmental Authority” means any federal, state, provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal of (a) the United States or (b) any state, commonwealth, province, territory or possession of the United States and any political subdivision thereof (including counties and municipalities).

“Governmental Order” means any ruling, order, judgment, injunction, edict, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Independent Director” means a Director who is, as of the date of such Director’s election or appointment and as of any other date on which the determination is being made, an NYSE Independent Director and an SEC Independent Director.

“Law” means any common law, statutes, constitution, treaty, resolutions, rules, codes, regulations, ordinances, restrictions or Governmental Orders of, or issued by, a Governmental Authority.

“Majority Advent Stockholders” means the affirmative vote of the Advent Stockholders who hold a number of Company Shares representing more than fifty percent (50%) of the aggregate number of Company Shares held by the Advent Stockholders.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by Law, within such party’s control and do not conflict with the terms of this Agreement) reasonably necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to the Company Shares, (b) causing the adoption of stockholders’ resolutions and amendments to the Certificate of Incorporation, (c) executing agreements and instruments, (d) causing the members of the Board of Directors to take such actions (to the extent allowed by Delaware Law) and/or (e) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations, publications or similar actions that are required to achieve such result.

“NYSE Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “Independent Director” under the listing requirements of the NYSE, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“Permitted Transferee” shall mean, with respect to any Person, (a) any Affiliate of such Person, (b) with respect to any Person that is an investment fund, vehicle or similar entity, (i) any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (ii) any direct or indirect limited partner or investor in such investment fund, vehicle or similar entity or any direct or indirect limited partner or investor in any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor (provided, however, that in no event shall any “portfolio companies” (as such term is customarily used in the private equity industry) of any such Person or any entity that is controlled by a “portfolio company” of any such Person constitute a Permitted Transferee) and (c) in the case of any Person who is an individual, (i) any successor by death or (ii) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Company Shares.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“SEC” means the United States Securities and Exchange Commission.

“SEC Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “Independent Director” under Rule 10A-3 under the Exchange Act, as determined by the Board of Directors without the vote of such Director.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

2. Board of Directors.

2.1 The Company shall take all Necessary Action such that as of the Effective Time:

(a) the size of the Board of Directors shall be set at eight Directors;

(b) the members of the Board of Directors shall be constituted as follows: (i) the seven individuals identified on Schedule B as Advent Designated Directors (the “Advent Designated Directors”), at least five of whom shall (A) not be Affiliates of the Advent Stockholders or any other holder of equity interests of Legacy ATI immediately prior to the Effective Time, and (B) be Independent Directors; and (ii) the individual identified on Schedule B as the Additional Designated Director (the “Additional Designated Director,” and together with the Advent Designated Directors, the “Designated Directors”); provided, however, that, if the Additional Designated Director qualifies as an Independent Director, only four of the seven Advent Designated Directors must be persons satisfying the criteria described in subclauses “(A)” and “(B)” of clause “(i)” of this Section 2.1(b);

(c) one of the Advent Designated Directors shall serve as Chairman of the Board of Directors, who shall initially be the individual identified on Schedule B as the Chairman of the Board of Directors;

(d) three Advent Designated Directors shall be appointed as Class III Directors as set forth on Schedule B with terms ending at the third Annual Meeting of Stockholders following the Effective Time;

(e) two Advent Designated Directors shall be appointed as Class II Directors as set forth on Schedule B with terms ending at the second Annual Meeting of Stockholders following the Effective Time; and

(f) two Advent Designated Directors and the Additional Designated Director as set forth on Schedule B shall be appointed as Class I Directors with terms ending at the first Annual Meeting of Stockholders following the Effective Time.

2.2 (a) Following the Effective Time, the Advent Stockholders shall be entitled to designate for nomination to the Board of Directors a number of persons (the “Advent Nominees”) (and such persons shall be included in any proxy statement prepared by the Company in connection with soliciting proxies for any meeting of the stockholders of the Company called with respect to the election of Directors, and at any adjournment or postponement thereof (the “Company Proxy Statement”), and on any action or approval of the stockholders of the Company with respect to the election of Directors), based on (x) the number of continuing Advent Directors on the Board of Directors following the applicable action, and (y) the aggregate number of Company Shares held by the Advent Stockholders as of the date of receipt of the Company Notice provided in accordance with Section 2.2(b). The number of Advent Nominees that the Advent Stockholders shall be entitled to designate for nomination to the Board of Directors shall be as follows:

(i) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is equal to or greater than 50% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least five Advent Directors;

(ii) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 50% and equal to or greater than 38% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least four Advent Directors;

(iii) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 38% and equal to or greater than 26% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least three Advent Directors;

(iv) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 26% and equal to or greater than 13% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least two Advent Directors;

(v) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 13% and equal to or greater than 5% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least one Advent Director; and

(vi) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 5% of the outstanding Company Shares, Advent Stockholders shall not be entitled to designate any Advent Nominees to the Board of Directors.

(b) The Company shall provide the Advent Stockholders with written notice of the date on which the Company expects to file any Company Proxy Statement pursuant to which action to elect Directors is to be taken (the “Company Notice”) at least 30 days prior to such filing date. The Advent Stockholders shall designate the Advent Nominees for nomination to the Board of Directors by giving written notice to the Company setting forth the name and address of the Advent Nominee promptly following receipt of the Company Notice, and in any event, within 10 business days following receipt of the Company Notice.

(c) Subject to Section 2.2(d), the Company shall take all Necessary Action to (i) (x) ensure that each of the Advent Nominees that are properly nominated pursuant to this Section 2.2 are included in the nominees to the Board of Directors on each slate of nominees for election of Directors proposed by the Board of Directors and (y) recommend the election of the Advent Nominees that are properly nominated pursuant to this Section 2.2 to the stockholders of the Company; and (ii) ensure that each of the Advent Nominees that are properly nominated pursuant to this Section 2.2 is included as a nominee to the Board of Directors in any Company Proxy Statement, and on every action or approval by written resolution of the stockholders of the Company or the Board of Directors with respect to the election of Directors, as applicable.

(d) Any nominated Director shall be subject to customary due diligence process, including a review of a completed questionnaire and a customary background check. Based on the foregoing, the Company may reasonably object to any such nominee within 15 days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (A) such nominee was convicted in a criminal proceeding (excluding traffic violations and other minor offenses); or (B) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction or any administrative body (including the SEC), permanently or temporarily enjoining, or otherwise limiting in a material way, such proposed Director from engaging in any business activity as a result of any violation by such proposed Director of federal or state securities Laws. In the event the Board of Directors reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses “(A)” or “(B)” and reasonably objects to such nominated Director, the

Advent Stockholders that nominated such Director shall be entitled to propose a different nominee to the Board of Directors within 15 days of the Company’s notice to the Advent Stockholders of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.2(d). The Advent Stockholders shall not nominate a Disqualified Director.

2.3 Board Size. For so long as the Advent Stockholders shall have the right to designate an Advent Nominee, the Company shall not, directly or indirectly, without the prior written consent of the Majority Advent Stockholders, increase the size of the Board of Directors in excess of eight members. In the event that the size of the Board of Directors is increased, the number of Advent Nominees that the Advent Stockholders shall be entitled to designate for nomination to the Board of Directors set forth in Section 2.2 shall be proportionately adjusted to provide the same effect as contemplated by such Section 2.2 prior to such action.

2.4 Removal; Resignation. Any Director may resign at any time upon written notice to the Company. If the Advent Stockholders notify the Company that the Advent Stockholders desire to remove an Advent Director with cause, then such Director shall be removed from the Board of Directors and the Company shall take all Necessary Action to cause such removal of such Director.

2.5 Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any Advent Director, each party shall take all Necessary Action to elect or appoint an Advent Designated Director to replace the Advent Director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors. Notwithstanding anything to the contrary, the director position for such Advent Director shall not be filled pending such designation and appointment, unless the Advent Stockholders fail to designate an Advent Nominee for more than 15 days, after which the Company may appoint a successor Director until the Advent Stockholders make such designation.

2.6 Expenses. The Company shall cause the Advent Directors to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses.

2.7 Committees of the Board. Immediately following the Effective Time, the Company shall establish and, following the Effective Time, maintain, in accordance with the Bylaws, an audit committee, a compensation committee, a compliance committee and a nominating and corporate governance committee. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement and Applicable Governance Rules, and shall be composed as follows:

(a) The audit committee shall consist of three Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K). The members of the audit committee shall be determined by the Board of Directors (upon the recommendation of the nominating and corporate governance committee); provided, that the Company shall take all Necessary Action such that the audit committee members and the audit committee chairperson immediately following the

Effective Time shall be as set forth on Schedule B; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the audit committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the audit committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(b) The compensation committee shall consist of three Directors. The members of the compensation committee shall be determined by the Board of Directors (upon the recommendation of the nominating and corporate governance committee); provided, that the Company shall take all Necessary Action such that the compensation committee members and the compensation committee chairperson immediately following the Effective Time shall be as set forth on Schedule B shall be; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the compensation committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules, and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the compensation committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(c) The compliance committee shall consist of three Directors. The members of the compliance committee shall be determined by the Board of Directors (upon the recommendation of the nominating and corporate governance committee); provided, that the Company shall take all Necessary Action such that the compliance committee members and the compliance committee chairperson immediately following the Effective Time shall be as set forth on Schedule B; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the compliance committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the compliance committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(d) The nominating and corporate governance committee shall consist of three Directors. The members of the nominating and corporate governance committee shall be determined by the Board of Directors; provided, that the Company shall take all Necessary Action such that the nominating and corporate governance committee members and the nominating and corporate governance committee chairperson immediately following the Effective Time shall be as set forth on Schedule B; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the nominating and corporate governance committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the nominating and corporate governance committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(e) To the extent that the Board of Directors forms any other committees of the Board of Directors, then such members shall be determined by the Board of Directors (upon the recommendation of the nominating and governance committee); provided, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors, take all necessary steps to cause at least a majority of the members of such committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of such committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

2.8 D&O Insurance. The Company shall obtain directors’ and officers’ liability insurance that shall be effective as of the Effective Time and will cover the directors and officers of the Company (including the Directors) and its Subsidiaries at and after the date hereof in an amount and upon terms typical and reasonable for a directors’ and officers’ liability insurance policy for a company whose equity is listed on the NYSE. The directors’ and officers’ liability insurance policy shall have a scope of coverage terms and limits that are reasonably appropriate for a company of similar characteristics (including the line of business, market capitalization and revenues) as the Company and its Subsidiaries.

3. Right to Conduct Activities. The Company expressly acknowledges and agrees that: (a) the Advent Stockholders and each Advent Director who is an employee of an Advent Stockholder or any Affiliate thereof shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries; and (b) in the event that an Advent Stockholder or any Advent Director or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or its Subsidiaries and such Advent Stockholder, Advent Director or any other Person, the Advent Stockholder, Advent Director or Affiliate thereof, as applicable, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Subsidiaries or their respective Affiliates or equityholders for breach of any duty (contractual or otherwise) by reason of the fact that such Advent Stockholder, Advent Director or Affiliate, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries, unless, in the case of this clause “(b),” such potential transaction or matter that may be a corporate opportunity is expressly offered or presented to, acquired, created or developed by, or otherwise comes into the possession of, an Advent Director in his or her capacity as a Director or through his or her services to, or pursuant to a contract with, the Company or any of its Subsidiaries; provided, that the Advent Stockholders and each Advent Director shall not use any confidential information of the Company or its Subsidiaries for any purpose in connection with any of the foregoing.

4. Miscellaneous.

4.1 Successors and Assigns. No party shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, however, that the rights under this Agreement may be assigned (but only with all related obligations) by an Advent Stockholder to a Permitted Transferee of such Advent Stockholder; provided, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Permitted Transferee and the Company Shares with respect to which such rights are being transferred and (b) such Permitted Transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2 Effectiveness; Termination. This Agreement shall not be effective until the Effective Time. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. In addition, this Agreement shall terminate and be of no further force and effect upon the earlier of (a) the written agreement to terminate this Agreement of the Company and the Advent Stockholders who, as of the date of such written agreement, hold the majority of the Company Shares held by all Advent Stockholders and (b) the date on which the Advent Stockholders no longer hold Company Shares; provided, however, that such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination.

4.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

4.4 Consent to Jurisdiction. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state court of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the Parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than such courts. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 4.7 shall be effective service of process for any such action. Each of the parties agrees that the mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 4.7 or such other manner as may be permitted by requirement of Law shall be valid and sufficient service of process. Notwithstanding the foregoing in this Section 4.4, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

4.5 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT.

4.6 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party may deliver signed counterparts of this Agreement to the other parties by means of facsimile, portable document format (.PDF) signature or electronic transmission.

4.7 Notices. To be valid for purposes hereof, any notice, request, demand, waiver, consent or approval (any of the foregoing, a “Notice”) that is required hereunder shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally or by email (provided that the email is not bounced back); (b) three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one business day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

If to the Company (prior to the Effective Time):

Fortress Value Acquisition Corp. II

1345 Avenue of the Americas

46th Floor

New York, New York

Attention: Alexander Gillette

E-mail:     agillette@fortress.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Joseph A. Coco

Blair T. Thetford

Email:      Joseph.Coco@skadden.com

Blair.Thetford@skadden.com

If to Legacy ATI (and, following the Effective Time, the Company):

ATI Physical Therapy

790 Remington Blvd.

Bolingbrook, Illinois 60440

Attention: Diana M. Chafey

Email:      diana.chafey@atipt.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Marilyn French Shaw

Email:       MarilynFrench.Shaw@weil.com

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Email:      James.Griffin@weil.com

If to an Advent Stockholder, to the address set forth below such Advent Stockholder’s name on Schedule A hereto. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by providing Notice to the other parties.

4.8 Amendments and Waivers. This Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing duly executed by the Company and the Advent Stockholders that then hold Company Shares that makes reference to this Agreement; provided, however, that Schedule A to this Agreement may be amended at any time by the Company to add as a party hereto any Person that acquires any Company Shares in compliance with the terms of this Agreement and executes a supplemental signature page. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.10 Conflict with Certificate of Incorporation. In the event of a conflict between the Certificate of Incorporation and this Agreement, it is expressly agreed that, to the extent not inconsistent with Delaware Law, as between the Advent Stockholders this Agreement shall prevail and the parties shall use reasonable best efforts to amend the Certificate of Incorporation to be consistent with this Agreement. For the avoidance of doubt, nothing contained in this Agreement shall be deemed to constitute an amendment of the Certificate of Incorporation or of any previous certificate of incorporation of the Company. Notwithstanding any other provisions of this Agreement, to the extent not inconsistent with Delaware Law, the Company undertakes to be bound by and comply with the terms and conditions of this Agreement insofar as the same relates to the Company and any Subsidiaries of the Company and to act in all respects as contemplated by this Agreement.

4.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated hereby exist between the parties hereto except as expressly set forth or referenced in this Agreement.

4.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

4.13 Construction. Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all.”. The words “this Agreement,” “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity)

which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction occurring after the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

FORTRESS VALUE ACQUISITION CORP. II

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: General Counsel

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

WILCO ACQUISITION, LP

By:	Wilco GP, Inc., its General Partner

By:	/s/ John Maldonado
Name:	John Maldonado
Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

WILCO GP, INC.

By:	/s/ John Maldonado
Name:	John Maldonado
Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

Advent International GPE VII-A Limited Partnership
Advent International GPE VII-E Limited Partnership
Advent International GPE VII-H Limited Partnership

By:	GPE VII GP Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ James Westra ,
Name:	James Westra
Title:	General Counsel and Managing Partner

Advent International GPE VII Limited Partnership
Advent International GPE VII-B Limited Partnership
Advent International GPE VII-C Limited Partnership
Advent International GPE VII-D Limited Partnership
Advent International GPE VII-F Limited Partnership
Advent International GPE VII-G Limited Partnership

By:	GPE VII GP (Delaware) Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ James Westra ,
Name:	James Westra
Title:	General Counsel and Managing Partner

Advent Partners GPE VII Limited Partnership
Advent Partners GPE VII Cayman Limited Partnership
Advent Partners GPE VII – A Limited Partnership
Advent Partners GPE VII – A Cayman Limited Partnership
Advent Partners GPE VII – B Cayman Limited Partnership
Advent Partners GPE VII 2014 Limited Partnership
Advent Partners GPE VII 2014 Cayman Limited Partnership
Advent Partners GPE VII – A 2014 Limited Partnership
Advent Partners GPE VII – A 2014 Cayman Limited Partnership

By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ James Westra ,
Name:	James Westra
Title:	General Counsel and Managing Partner

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

GPE VII ATI CO-INVESTMENT LIMITED PARTNERSHIP

By:	Advent International GPE VII, LLC, its General Partner

By:	Advent International Corporation, its Manager

By:	/s/ James Westra
Name:	James Westra
Title:	General Counsel and Managing Partner

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

Schedule A

Advent Stockholders

Wilco Acquisition, LP	c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801

WILCO GP, INC.	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-A Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-B Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-C Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-D Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-E Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-F Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-G Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-H Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII – A Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII Cayman Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII – A Cayman Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII – B Cayman Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII 2014 LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII 2014 CAYMAN LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII-A 2014 LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII-A 2014 CAYMAN LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

GPE VII ATI Co-Investment (Delaware) Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Schedule B

Directors

Designation	Director Appointees	Class	Committee membership (including any chairperson designation)
Additional Designated Director	Drew McKnight	I	Compliance

Advent Designated Director	John Maldonado	II	Compliance Nominating and Corporate Governance

Advent Designated Director	Carmine Petrone	III	Compensation (Chair)

Advent Designated Director	Chris Krubert	III	Compensation Compliance (Chair)

Advent Designated Director	John Larsen (Chairman of the Board of Directors)	III	Audit Nominating and Corporate Governance (Chair)

Advent Designated Director	Labeed Diab	I

Advent Designated Director	Joanne Burns	II	Audit Compensation

Advent Designated Director	Jamie Parisi	II	Audit (Chair) Nominating and Corporate Governance